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                                                                  Exhibit 21.1


             SCHEDULE OF SUBSIDIARIES OF GABLES RESIDENTIAL TRUST

                                                             JURISDICTION OF      OTHER NAMES UNDER WHICH
SUBSIDIARY                                                    ORGANIZATION        SUBSIDIARY DOES BUSINESS
----------                                                    ------------        ------------------------
Gables Realty Limited Partnership                            Delaware             None

Gables GP, Inc.                                              Texas                None

Central Apartment Management, Inc.                           Texas                Gables Residential Services
                                                                                  and Gables Corporate
                                                                                  Accommodations

East Apartment Management, Inc.                              Georgia              Gables Residential Services
                                                                                  and Gables Corporate
                                                                                  Accommodations

Gables-Tennessee Properties, L.L.C.                          Tennessee            None

Gables Central Construction, Inc.                            Texas                None

Gables East Construction, Inc.                               Georgia              None

Candlewood Gen Par, Inc.                                     Georgia              None

Candlewood-Indian Creek Limited Partnership                  Georgia              None

Pin Oak Green                                                Texas                None

Pin Oak Apartments                                           Texas                None

GRT Villas Gen Par, Inc. (f.k.a. Candle Creek, Inc.)         Georgia              None

GRT Villas Limited Partnership                               Texas                None

Boca Place Associates, Ltd.                                  Florida              None

Boynton Beach I Limited Partnership                          Florida              None

CM Bay Associates                                            Florida              None

Hampton Lakes Associates                                     Florida              None

Hampton Lakes II Associates                                  Florida              None

Hampton Place Joint Venture                                  Florida              None

Kings Colony Associates, Ltd.                                Florida              None

Mizner I Limited Partnership                                 Florida              None

San Michele Joint Venture                                    Florida              None


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
                                                             JURISDICTION OF      OTHER NAMES UNDER WHICH
SUBSIDIARY (cont'd.)                                          ORGANIZATION        SUBSIDIARY DOES BUSINESS
----------                                                    ------------        ------------------------
San Remo Limited Partnership                                 Florida              None

TCRDAD Vinings at Boynton Beach II                           Florida              None

TCRDAD Wellington Limited Partnership                        Florida              None

Town Colony Associates                                       Florida              None

Town Colony II Associates                                    Florida              None

Vinings Realty Partners LLC                                  Florida              None

Gables Lions Head Limited                                    Texas                None

Gables Rivercrest II Limited                                 Texas                None